UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 20, 2013, American Water Capital Corp. (“AWCC”), a wholly-owned subsidiary of American Water Works Company, Inc. (“AWWC”), sold $400 million aggregate principal amount of its 3.850% Senior Notes due 2024 (the “Notes”) pursuant to an Underwriting Agreement dated November 8, 2013, between AWCC, AWWC and J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein. The Notes have the benefit of a support agreement from AWWC (the “Support Agreement”). The Notes and the Support Agreement were registered under the Securities Act of 1933 pursuant to Registration Statement Nos. 333-181155 and 333-181155-01. This Current Report on Form 8-K is being filed to report, as exhibits, certain documents executed in connection with the sale of the Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated November 8, 2013, among AWCC, AWWC and J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Officers’ Certificate of AWCC, dated November 20, 2013, establishing the terms of the Notes.

5.1	Opinion and consent of Morgan, Lewis & Bockius LLP with respect to the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: November 20, 2013	By:	/s/ Susan N. Story
Susan N. Story
Senior Vice President and Chief Financial Officer